SUBSCRIPTION AGREEMENT

         THE SECURITIES OFFERED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER (THE "ACT"), AND MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES (AS DEFINED IN REGULATION S OF THE ACT) OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS (AS DEFINED IN REGULATION S OF THE ACT) EXCEPT PURSUANT TO REGISTRATION UNDER OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT.

                        IMAGING DIAGNOSTIC SYSTEMS, INC./
                    GOODLAND INTERNATIONAL INVESTMENT LIMITED

         THIS SECURITIES SUBSCRIPTION AGREEMENT dated December 13, 1996 (this "Agreement"), is executed in reliance upon the exemption from registration afforded by Regulation D as promulgated by the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "Act") and
Section 4(2) of the Act. Capitalized terms used herein and not defined shall have the meaning given to them in Regulation D.

         THIS AGREEMENT has been executed by the undersigned ("Buyer") in connection with the private placement of 7% Convertible Preferred Stock of Imaging Diagnostic Systems, Inc., a corporation organized under the laws of the State of Florida, U.S.A. with its principal executive offices at 6531 NW 18th Court, Plantation, Florida 33313 ("Seller"). Buyer and Seller hereby agree with each other as follows:

         1. AGREEMENT TO SUBSCRIBE; PURCHASE PRICE.

         (a) SUBSCRIPTION. The undersigned Buyer hereby subscribes for and agrees to purchase that number of the Seller's Series B Convertible Preferred Stock, no par value (the "Preferred Shares"), and a certain number of warrants to purchase the common stock, $0.00 par value (the "Common Stock"), of Seller (the "Warrants") (the Common Stock, the Preferred Stock and the Warrants together, the "Securities") set forth opposite Buyer's name on the signature page hereof, for the purchase price (the "Purchase Price") set forth opposite Buyer's name on the signature page hereof.


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         (b) PAYMENT. The Purchase Price for the Preferred Shares shall be payable at closing by delivering immediately available funds in United States Dollars by wire transfer to Seward & Kissel, as escrow agent ("Escrow Agent") under the Escrow Agreement of even date herewith, for closing by delivery of securities versus payment in accordance with the terms of such Escrow Agreement.

         (c) CLOSING. Subject to the satisfaction of the conditions set forth in Sections 7 and 8 hereof, the closing of the transactions contemplated by this Agreement shall occur on December 13, 1996, or such earlier or later date as is mutually agreed to in writing by Buyers and Seller (the "Closing Date").

         2. BUYER REPRESENTATIONS; ACCESS TO INFORMATION.

         (a) PRIVATE TRANSACTION. In connection with the purchase and sale of the Preferred Shares and the Warrants, Buyer represents and warrants to, and covenants and agrees with, Seller as follows:

                  (i) Buyer is one of the following:

                      A. an investment company as defined in Section 3(a) of the Investment Company Act of 1940 which is exempt from registration pursuant to Section 3(c)(1) of such Act, and each of the equity owners therein is an individual whose net worth as of the date hereof exceeds $1,000,000; or

                      B. a partnership, corporation, or a Massachusetts or similar business trust (i) which has a net worth as of the date hereof in excess of $1,OOO,OOO, (ii) which is neither an investment company as defined in Section 3(a) of the Investment Company Act of 1940 which is required to be registered under such Act nor an investment company as so defined which is exempt from registration pursuant to Section 3(c)(1) of such Act and was not formed for the specific purpose of acquiring the Securities and has total assets as of the date hereof in excess of $5,000,000.

         (b) Buyer (or its Purchaser Representative, if any, who has been designated by it) is entering into this Agreement relying solely on the facts and terms set forth in

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

this Agreement, the SEC Documents (as defined below) and any additional documents given to it by Seller and it has received copies of all such documents and Seller has not made any representations of any kind or nature to induce Buyer to enter into this Agreement except as specifically set forth in such documents;

         (c) Buyer (or such Purchaser Representative) has made an investigation of the pertinent facts relating to the operation of Seller;

         (d) Buyer (or such Purchaser Representative) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in Seller; and Buyer is able to bear the economic risk of a complete loss of its investment in Seller;

                  (ii) Buyer understands the effect of the limitations on disposition and of its representation that the Securities will not be sold, transferred or otherwise disposed of except pursuant to an exemption from registration under the Act; and

         (f) No person is acting or authorized to act as Buyer's Purchaser Representative in connection with Buyer's purchase of the Securities, except the person, if any, set forth on the signature page of this Agreement as Buyer's Purchaser Representative.

         (g) This Agreement has been duly authorized, validly executed and delivered on behalf of Buyer and is a valid and binding agreement in accordance with its terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally.

         (h) The execution and delivery of this Agreement and the consummation of the purchase of the Securities, and the transactions contemplated by this Agreement do not and will not conflict with or result in a breach by Buyer of any of the terms or provisions of, or constitute a default under, the articles of incorporation or by-laws (or similar constructive documents) of Buyer or any indenture, mortgage, deed of trust, or other material agreement or instrument to which Buyer is a party or by which it or any of its properties or assets are bound, or any existing applicable law, rule or regulation of the United States or any State thereof or any applicable decree, judgment or order of any Federal or State court, or State regulatory body, administrative agency or other United States governmental body having jurisdiction over Buyer or any of its properties or assets,

         (i) All invitations, offers and sales of or in respect of, any of the Securities, by Buyer and any distribution by Buyer of any documents relating to any offer by it of any of the Securities will be in compliance with applicable laws and regulations and will be made in such a manner that no prospectus need be filed and no other filing need be made by Seller with any regulatory authority or stock exchange in any country or any political sub-division of any country:

         (j) Buyer will not make any offer or sale of any of the Securities by any means which would not comply with the laws and regulations of the territory in which such offer or sale takes place or to which such offer or sale is subject or which would in connection with any such offer or sale impose upon Seller any obligation to satisfy any public filing or registration requirement or to provide or publish any information of any kind whatsoever or otherwise undertake or become obliged to do any act:

         (k) No Government Recommendation or Approval. Buyer understands that no Federal or State or foreign government agency has passed on or made any recommendation or endorsement of the Securities;

         (l) Buyer acknowledges that it and its advisors, if any, have been furnished will all materials relating to the business, finances and operations of Seller and all materials relating to the offer and sale of the Securities which have been requested by Buyer. Buyer further acknowledges that it and its advisors, if any, have received complete and satisfactory answers to such inquiries; and

         (m) Buyer acknowledges that the purchase of the Securities involves a high degree of risk, including the total loss of Buyer's investment. Buyer has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of purchasing the Securities.

         3. SELLER REPRESENTATIONS.

         Seller represents and warrants to Buyer as follows:

         (a) Seller has furnished Buyer with copies of the SEC Documents (as defined below);

         (b) Seller has not conducted any "directed selling efforts" with respect to the Securities nor has Seller conducted any general solicitation in the U.S. (as that term is used in Regulation D under the Securities Act) with respect to any of the Securities;

         (c) The Securities when issued and delivered will be duly and validly authorized and issued, fully-paid and non-assessable and will not subject the holders thereof to personal liability by reason of being such holders. There are no preemptive rights of any shareholder of Seller with respect to the Securities;

         (d) This Agreement has been duly authorized, validly executed and delivered on behalf of Seller and is a valid and binding agreement in accordance with its terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally;

         (i) The execution and delivery of this Agreement and the consummation of the issuance of the Securities and the transactions contemplated by this Agreement do not and will not conflict with or result in a breach by Seller of any of the terms or provisions of, or constitute a default under, the articles of incorporation or by-laws (or similar constructive documents) of Seller, or any indenture, mortgage, deed of trust or other material agreement or instrument to which SeLler is a party or by which it or any of its properties or assets are bound, or any existing applicable decree, judgment or order of any court, Federal or State regulatory body, administrative agency or other governmental body having jurisdiction over Seller or any of its properties or assets;

         (j) Seller is not aware of any authorization, approval or consent of any governmental body which is

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

legally required for the issuance and sale of the Securities as contemplated by this Agreement;

         (k) Upon conversion of the Preferred Shares and/or exercise of the Warrants, Seller will instruct its transfer agent to issue one or more certificates representing the Common Shares in the name of Buyer, without restrictive legend in such denominations to be specified by Buyer prior to conversion. Seller further warrants that no such instructions other than these instructions, and instructions for a "stop transfer" until the end of the Restricted Period have been given to the transfer agent and also warrants that the common stock issuable upon conversion of the Preferred Shares shall otherwise be freely transferable on the books and records of Seller subject to compliance with Federal and State securities laws. Seller will notify the transfer agent of the Closing Date of the Offering and of the date of expiration of the Restricted Period. Nothing in this section shall affect in any way Buyer's obligations and agreement to comply with all applicable securities laws upon resale of the Securities;

         (1) Seller has taken no action that will affect in any way the running of the Restricted Period or the ability of Buyer to freely resell the Securities in accordance with applicable securities laws and this Agreement;

         (m) Seller will comply with all applicable securities laws with respect to the sale of the Securities, including but not limited to the filing of all reports required to be filed in connection therewith the SEC or any stock exchange or NASDAQ or any other regulatory authority;

         (n) Since December 31, 1994, to the date hereof, Seller has filed its annual reports on Form lO-KSB, quarterly reports on Form 10-QSB, current reports on Form 8-K and definitive proxy statements with respect to its annual meetings of shareholders with the SEC (the "SEC Documents"), which are all the documents (other than preliminary material) that Seller was required to file with the SEC since such date. As of their respective dates, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and no material event has occurred since the filing of Seller's Report on Form 10-KSB dated August 20, l996, which could make any of the disclosures contained therein misleading. The financial statements of Seller included in the SEC Documents have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, as may be permitted by Form 10-QSB of the SEC) and such statements together with the notes thereto fairly present (subject in the ease of unaudited financial statements, only to normal recurring year-end audit adjustments) the consolidated financial position of Seller and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and changes in financial position for the periods then ended;

         (o) Neither Seller nor Agents of the Seller have purchased any securities of the Seller in open market transactions on the NASDAQ Bulletin Board for the 30 days immediately preceding the date of this Agreement;

         (p) This Agreement and the materials supplied by Seller to Buyer in connection herewith do not contain an untrue statement of a material fact nor omit to state a material fact necessary to make the statement therein not misleading;

         (q) As set forth in the Certificate of Designations for the Preferred Shares, a copy of which is annexed as Exhibit "A" hereto, the material terms of the Preferred Shares are as follows:

                    i. no par value;

                   ii. liquidation preference $10,000;

                  iii. dividend at the rate of 7.00% per annum, payable
                       quarterly at the Company's option in cash, or in shares of Common Stock which have been duly registered by the Company for resale by the holders thereof, at the conversion rate (the "Conversion Rate") set forth below;

                   iv. automatically convertible into shares of Common Stock at the Conversion Rate three years after issuance;

                    v. voting rights - none except in limited circumstances
                       involving the authorization of additional Common Stock or mergers or consolidations;

                   vi. convertible at option of holder:

                           (A) 34% 80 days after issuance;
                           (B) 67% in the aggregate l0O days after issuance; and
                           (C) l00% in the aggregate 120 days after issuance
                       with share certificates tendered within 3 business days of notice from holder.

                  vii. Conversion Rate shall be based on lower of:

                           (A) $3.85 per Preferred Share; and

                           (B) 82% of average closing bid for 5 trading days
                               preceding notice of conversion by holder;

         (r) As set forth in the form of Warrant annexed hereto as Exhibit "B", the material terms of the Warrants are as follows:

                  (i) Warrants shall be for the purchase of 25,000 shares of Common Stock of Seller for each $1 million of Preferred Shares or part thereof purchased by Buyer (subject to standard anti-dilution provisions);

                  (ii) Warrants shall expire five years from date of issue; and

                  (iii) Warrants are exercisable at any time for an exercise price of $5.00.

         (s) Seller will as promptly as practicable file at Seller's sole expense, a registration statement on Form S-3 under the Securities Act (or in the event that Seller is ineligible to use Form S-3 such other form as Seller is eligible to use under the Securities Act) (the "Registration Statement") covering the resale of the Common Shares issuable on conversion of the Preferred Shares and exercise of the Warrants and shall take all action necessary to qualify the Common Shares under all applicable State "blue sky" laws. Any such registration statement shall remain effective for the period ending thirty-six (36) months after the initial issuance of the Preferred Shares and the Warrants, or until all of the Securities are sold, whichever is earlier. The Seller shall provide the Buyer with such numbers of copies of the prospectus as shall be reasonably requested to facilitate the sale of the Common Shares and exercise of the Warrants issued upon conversion of the Preferred Shares issued to the Buyer pursuant hereto;

         (t) In the event the Registration Statement is not declared effective by the SEC within 9o days from the Closing Date, Buyer may put to Seller the Preferred Shares and receive in return a demand promissory note of Seller in form reasonably acceptable to Buyer in a principal amount equal to the Purchase Price, bearing interest payable at the rate of three percent (3%) per month (the "Note") convertible at Buyer's option into that number of Common Shares which Buyer would have received on conversion of the Preferred Shares on the same date. Upon declaration of effectiveness by the SEC of the Registration Statement covering the Common Shares issuable upon conversion of the Note, the Note shall automatically convert to that number of Preferred Shares which Buyer has purchased hereunder, and all interest due which has not been paid, shalI be immediately due and payable by Seller;

         (u) In the event that, following the date of execution hereof and continuing far a period of 120 days thereafter (the "Subject Period"), Seller shall offer preferred shares, warrants or Common Stock or any similar securities for an effective purchase price (taking into account all price concessions made to the purchaser in connection with such sale) which is less than the Purchase Price to any prospective purchaser, or shall offer to any such purchaser additional registration or other rights (including, without limitation, warrants and other options to acquire preferred shares or such other securities which are in any respect in addition to or more favorable to the purchaser of such securities than the rights of Buyer hereunder, the purchase price (or at Buyer's option, conversion ratio) for the Securities hereunder shall be automatically adjusted to such lower price (and, if the Purchase Price shall have already been paid to Seller, Seller shall promptly refund to Buyer the aggregate difference in the Purchase Price between that paid by Buyer and such lower price), and Buyer without any further action shall be entitled to such additional or more favorable rights as though the same were set forth herein. Seller agrees to deliver to Buyer copies of all documentation relating to sales of preferred shares, warrants, Common Stock or similar securities during the Subject Period, and shall enter into such amendments to this Agreement and execute and deliver such additional documents to the Buyer, as shall be necessary to give effect to the foregoing agreements.

         (v) The execution and delivery of this Agreement and the consummation of the issuance of the Securities, and the transactions contemplated by this Agreement do not and will not conflict with or result in a breach by Seller of any of the terms or provisions of, or constitute a default under, the articles of incorporation or by-laws of Seller, or any indenture, mortgage, deed of trust, or other materia1 agreement or instrument to which Seller is a party or by which it or any of its properties or assets are bound, or any existing applicable law, rule, or regulation of the United States or any State thereof or any applicable decree, judgment, or order of any Federal or State court, Federal or State regulatory body, administrative agency or other United States governmental body having jurisdiction over Seller or any of its properties or assets;

         (w) No authorization, approval or consent of any governmental body is legally required for the issuance and sale of the Preferred Shares, the Warrants and the Common Shares issuable upon conversion or exercise thereof to persons who are non-U.S. Persons, as contemplated by this Agreement;

         (x) Upon execution of this Agreement, Seller has and shall have authorized and reserved for issuance at all times that number of shares of Common Shares which would be issuable to the Buyer at any time upon tender of notice of conversion of the Preferred Shares and/or the exercise of the Warrants. In the event of a violation of this representation and warranty, the Buyer shall immediately, and without further action on its or Seller's part, be entitled to one vote for each share of Common Stock which they would have received but for Seller's violation of this representation and warranty. Seller agrees that violation of this representation and warranty shall cause irreparable harm to Buyer, and shall entitle Buyer to an order of specific performance.

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         4. EXEMPTION; RELIANCE ON REPRESENTATIONS.

         Buyer understands that the offer and sale of the Securities are not being registered under the 1933 Act. Seller and Buyer are relying on the rules governing offers and sales made outside the United States pursuant to Regulation D and Section 4(2) of the Act.

         5. TRANSFER AGENT INSTRUCTIONS.

         (a) PREFERRED SHARES AND WARRANTS. Upon the conversion of the Preferred Shares or the exercise of any Warrant, the holder thereof shall submit such Preferred Shares or Warrant, as the case may be, to Seller, and Seller shall, within three (3) business days of receipt of such Preferred Shares or Warrants, as the case may be, instruct Seller's transfer agent to issue one or more certificates representing the number of shares of Common Stock into which the Preferred Shares are convertible in accordance with the provisions regarding conversion set forth in the Certificate of Designations or the Warrants, as the case may be. Seller shall act as Registrar for the Preferred Shares and the Warrants and shall maintain an appropriate ledger containing the necessary information with respect each Preferred Share and Warrant.

         (b) COMMON STOCK TO BE ISSUED WITHOUT RESTRICTIVE LEGEND. Upon the conversion of any Preferred Share or the exercise of any Warrant by a person who is a non-U.S. Person, Seller shall instruct Seller's transfer agent to issue stock certificates without restrictive legend in the name of Buyer (or its nominee (being a non-U.S. Person) or such non-U.S. Persons as may be designated by Buyer prior to the Closing) and in such denominations to be specified at conversion representing the number of shares of Common Stock issuable upon such conversion, as applicable. Seller warrants that no instructions other than these instructions and instructions to impose a "stop transfer" instruction with respect to the certificates until the end of the Restricted Period have been or will be given to the transfer agent and that the Common Shares shall otherwise be freely transferable on the books and records of the Seller. Nothing in this
Section 5, however, shall affect in any way Buyer's or such nominee's obligations and agreement to comply with all applicable securities laws upon resale of the Securities.

         6. CONDITIONS TO SELLER'S OBLIGATION TO SELL.

         Seller's obligation to sell the Preferred Shares and the Warrants is conditioned upon:

         (a) The receipt and acceptance by Buyer of this Agreement and all related agreements as evidenced by execution of this Agreement and such agreements by Buyer.

         (b) Delivery to the Escrow Agent of good funds by Buyer as payment in full of the aggregate Purchase Price of the Preferred Shares and the Warrants.

         7. CONDITIONS TO BUYER'S OBLIGATION TO PURCHASE.

         Buyer's obligation to purchase the Preferred Shares and the Warrants is conditioned on:

         (a) The receipt and acceptance by Seller of this Agreement and all related agreements as evidenced by execution of this Agreement and such agreements by the duly authorized officer of Seller.

         (b) Seller's representations and warranties being true and accurate as of the Closing Date.

         (c) Delivery of the Preferred Shares and the Warrants as described herein to:

                  Seward & Kissel
                  One Battery Park Plaza
                  New York, New York 10004
                  Attn.: Gary J. Wolfe
                  Fax No. (212) 480-8421
                  Telephone No. (212) 574-1223

         (d) Delivery of an opinion of counsel to Seller reasonably acceptable to Buyer.

         8. NO SHAREHOLDER APPROVAL.

         Seller hereby agrees that from the Closing Date unti1 the issuance of the Common Shares upon the conversion of the Preferred Shares or the exercise of the Warrants, Seller will not take any action which would require Seller to seek shareholder approva1 of such issuance. Seller shall at all times keep that number of shares available from its authorized but unissued share capital for the purposes of this conversion or exercise.

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         9. MISCELLANEOUS.

         (a) Except as specifically referenced herein, this Agreement constitutes the entire contract between the parties, and neither party shall be liable or bound to the other in any manner by any warranties, representations or covenants except as specifically set forth herein. Any previous agreement among the parties related to the transactions described herein is superseded hereby. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

         (b) All representations and warranties contained in this Agreement by Seller and Buyer shall survive the closing of the transactions contemplated by this Agreement.

         (c) This Agreement shall be construed in accordance with the internal laws of the State of New York and shall be binding upon the successors and assigns of each party hereto. The parties agree to submit to the jurisdiction of the state and federal courts located in the Borough of Manhattan, City and State of New York, for the adjudication of any disputes arising out of or in connection herewith. This Agreement may be executed in counterparts, and the facsimile transmission of an executed counterpart to this Agreement shall be effective as an origina1.

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



         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

                                    Official Signatory of Seller:
                                    IMAGING DIAGNOSTIC SYSTEMS, INC.

                                    By: /s/ [ILLEGIBLE]

                                    Title: President

                                    Official Signatory of Buyer:
                                    GOODLAND INTERNATIONAL INVESTMENT LIMITED

                                    By: /s/ [ILLEGIBLE]

                                    Title: Senior Vice President

                                    No. of Shares
                                        315

                                    No. of Warrants
                                      78,750

                                    Purchase Price
                                    $3,150,000

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